Exhibit 99.1

                             [PHARMAFRONTIERS LOGO]

                                                       For further information:
                                                       PharmaFrontiers
                                                                C. William Rouse
                                                                281-775-0608
                                                       Argonne National Lab
                                                                Steve Ban
                                                                630-252-8111

              PHARMAFRONTIERS EXPANDS ITS CORE STEM CELL TECHNOLOGY
                       LICENSE WITH UNIVERSITY OF CHICAGO

              Success in Converting Adult Stem Cells into Insulin-
                  Producing Cells Triggers Agreement Expansion

THE WOODLANDS, Texas, January 4, 2005 -- Cell therapy developer PharmaFrontiers Corp. (OTCBB:PFTR) has expanded its intellectual property position underlying its stem cell technology by entering into an Amended and Restated License Agreement with the University of Chicago. This license relates to stem cell technology discovered at The Department of Energy's Office of Science Laboratory, Argonne National Lab. The initial Argonne research was funded by the National Institutes of Health (NIH).

         "This revised license reflects new knowledge gained by the inventors in the ten months since our initial agreement was signed, and establishes the framework for our ongoing efforts to commercialize the technology," said PharmaFrontiers' CEO David McWilliams.

         The February, 2004 license agreement between PharmaFrontiers and the University of Chicago called for PharmaFrontiers to transfer additional shares of stock to the University upon achievement of certain lab testing results at Argonne National Laboratory regarding stem cells. The license amendment and recent success in demonstrating differentiation of human peripheral monocyte-derived stem cells (MDSCs) into insulin-producing cells triggered the transfer of a total of 242,688 PharmaFrontiers common shares to the University of Chicago.

         "The ability to replace failed pancreatic beta cells with adult stem cell-derived substitutes, if ultimately shown to be effective in humans, could lead to a new approach to the prevention and treatment of diabetes, a major public health problem that afflicts more than 18 million Americans," McWilliams said.

         The Amended and Restated License Agreement, as well as the original agreement, grants PharmaFrontiers an exclusive right to technology relating to isolating adult pluripotent stem cells from human peripheral blood, using the stem cells to treat a wide variety of diseases as well as in diagnostic tests, therapeutics, and storing stem cells.

         The revised agreement provides for PharmaFrontiers to pay the University of Chicago an execution fee, milestone payments, minimum royalties, a running royalty on sales and a share of sublicensing fees. PharmaFrontiers will be obligated to issue additional shares of its common stock to the University of Chicago upon the later of November 30, 2005 or completion of an anticipated financing of $10 million or more, so that upon issuance the University of Chicago will hold 2.6% of PharmaFrontiers' shares.

         In addition, under the revised license agreement, PharmaFrontiers must spend a minimum of $2 million on related research and development by February 2006, and an additional $4 million on related research and development by February 2008.

         About PharmaFrontiers

         PharmaFrontiers' strategy is to develop and commercialize cell therapies to treat several major disease areas such as cardiac and pancreatic conditions and Multiple Sclerosis. The company holds the exclusive worldwide license from the University of Chicago through its prime contractor relationship with Argonne National Laboratory for patents relating to the use of adult pluripotent stem cells derived from patients' own circulating blood. PharmaFrontiers also owns patented and proprietary individualized cell therapies that are in FDA Phase I/II human dose ranging clinical trials to evaluate their safety and effectiveness in treating MS.

         Safe Harbor Statement

         This press release contains "forward-looking statements," including statements about PharmaFrontiers' growth and future operating results, discovery and development of products, strategic alliances and intellectual property, as well as other matters that are not historical facts or information. These forward-looking statements are based on management's current assumptions and expectations and involve risks, uncertainties and other important factors, specifically including those relating to PharmaFrontiers' ability to obtain additional funding, develop its stem cell technologies, achieve its operational objectives, and obtain patent protection for its discoveries, that may cause PharmaFrontiers' actual results to be materially different from any future results expressed or implied by such forward-looking statements. PharmaFrontiers undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

KEYWORDS:     Health & Medical, Finance, Stem Cells, NIH, Houston, Texas
COMPANIES:    PharmaFrontiers Corp. (OTCBB:PFTR)